UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 9, 2016

ZIVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2804 Orchard Lake Road, Suite 202, Keego Harbor Michigan   48320

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to the Article of Incorporation or Bylaws; Changes in Fiscal Year

On November 9, 2016, the shareholders of Zivo Bioscience, Inc. approved Articles of Amendment (the “Articles of Amendment”) amending the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of common stock from 300,000,000 to 450,000,000.  The Articles of Amendment were filed with the Secretary of State of the State of Nevada on, and effective as of, November 14, 2016. A copy of the Articles of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07

Submission of Matters to a Vote of Security Holders

At the annual meeting of the shareholders of Zivo Bioscience, Inc. on November 9, 2016, shareholders: (1) elected the five nominees for Board of Directors to serve until the next annual meeting of shareholders in 2017 and until his/her successor is elected and qualified; and (2) approved the proposal to amend the Company’s Articles of Incorporation to increase the authorized shares of common stock from 300,000,000 to 450,000,000.  The results of the voting are shown below.

Proposal 1 – Election of Directors

Nominees	Votes For	Against	Abstain	Not Voted
Christopher D. Maggiore	34,582,964	3,000	978,295	64,657,901
Nola E. Masterson	34,136,651	449,313	978,295	64,657,901
John B. Payne	34,136,651	449,313	978,295	64,657,901
Robert O. Rondeau	34,130,661	455,313	978,295	64,657,901
Philip M. Rice II	34,127,651	458,313	978,295	64,657,901

Proposal 2 – Increase in Authorization of Shares from 300,000,000 to 450,000,000

Votes For	Against	Abstain
83,544,280	16,038,183	639,697

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

3.1

Articles of Amendment, as filed with the Secretary of State of the State of Nevada on November 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVO BIOSCIENCE, INC.

Date:  November 16, 2016

By:  /s/ PHILIP M. RICE, II

Philip M. Rice, II, Chief Financial Officer